UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

557 Roy Street Suite 125 Seattle, WA 98109

(Address of principal executive offices)

(888) 985-8881

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2009, Vu1 Corporation amended the Secured Convertible Grid Promissory Note (the “Original Note”) dated June 8, 2009 with Full Spectrum Capital LLC (“Full Spectrum”). Amendment No. 1 to the Secured Convertible Grid Promissory Note (“Amendment No. 1”) extended the date that Full Spectrum may, in their sole discretion make advances to Vu1 from August 31, 2009 to October 31, 2009.

Certain other dates were similarly extended, as specified in Amendment No. 1, attached hereto as exhibit 10.1.

In addition, an amendment was made to the conversion rate providing for conversion equal to the lesser of (i) $0.40 per share or (ii) the per share purchase or conversion price of an equity or convertible debt financing approved by its Board of Directors.

As previously reported on our Forms 8-K dated June 8, 2009 (the “June 8-K”) and July 1, 2009, Vu1 Corporation entered into the Security Agreement and Original Note with Full Spectrum providing for debt financing to Vu1.  The Original Note contemplated that Full Spectrum will make several advances to Vu1, from time to time in a total amount not to exceed $7 million, with the exact amount to be determined by Full Spectrum in its sole discretion.  Full Spectrum had advanced an aggregate of $900,000 to Vu1 under the Promissory Note through August 31, 2009.  The Promissory Note is presently convertible into 2,250,000 shares of Vu1 Corporation common stock at a conversion rate of $0.40 per share.

Full Spectrum is not obligated to make any additional advances to Vu1 and there are no assurances that Vu1 will receive any additional amounts from Full Spectrum, whether all or a portion of the full $7 million under the Note.

Vu1’s obligations under the Note are secured by a first priority security interest in all of Vu1’s assets, pursuant to the Security Agreement.

Full Spectrum is a recently formed LLC that is managed by R. Gale Sellers, an executive officer and director of Vu1.  The material terms of the Promissory Note, Security Agreement, Warrant and Term Sheet are set forth in the June 8-K, and copies of the Secured Promissory Note, Security Agreement, Warrant and Term Sheet are included as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 99.1 to the June 8-K, and are incorporated herein by reference.  Readers are encouraged to review the June 8-K and exhibits in their entirety.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits:

Exhibit Number	Description

10.1	Amendment No. 1 to Secured Convertible Grid Promissory Note between Vu1 Corporation and Full Spectrum Capital LLC, dated August 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: September 1, 2009	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer